SCHEDULE 14A
                            (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the
                 Securities and Exchange Act of 1934

Filed by the Registrant  [ X  ]
Filed by a Party other than the Registrant  [    ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                   RESEARCH FRONTIERS INCORPORATED
        (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fees paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:


               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            June 12, 2008

To the Stockholders of Research Frontiers Incorporated:

     Notice is hereby given that the Annual Meeting of Stockholders of Research Frontiers Incorporated (the "Company") will be held at the Fox Hollow Inn, 7725 Jericho Turnpike, Woodbury, New York 11797, on June 12, 2008 at 11:00 A.M., local time, for the following purposes:

     1.  To elect two Class III directors;

     2. To ratify the selection of BDO Seidman, LLP as the independent registered public accountants of the Company for the fiscal year ending December 31, 2008;

     3.  To adopt the Research Frontiers Incorporated 2008 Equity
Incentive Plan, which has been approved by the Board of Directors of the Company;

     4. To consider, if properly presented at the meeting, a proposal submitted by a shareholder of the Company regarding the reporting of certain production and sales information of third parties; and

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 18, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

     Management requests all stockholders to sign and date the enclosed form of proxy and return it in the postage paid, self-addressed envelope provided for your convenience. Please do this whether or not you plan to attend the meeting. Should you attend, you may, if you wish, withdraw your proxy and vote your shares in person. BECAUSE
YOUR BROKER MAY NOT HAVE DISCRETION TO VOTE ON ALL OF THE ABOVE MATTERS, IT IS IMPORTANT THAT YOU SEND IN YOUR PROXY.

                                   By Order of the Board of Directors,


                                   JOSEPH M. HARARY, Secretary

Woodbury, New York
April 30, 2008

                   RESEARCH FRONTIERS INCORPORATED
                         PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS
                To be held Thursday, June 12, 2008


     This Proxy Statement is furnished by the Board of Directors of Research Frontiers Incorporated (the "Company") in connection with the solicitation by the Company of proxies to be voted at the Annual Meeting of Stockholders which will be held at the Fox Hollow Inn, 7725 Jericho Turnpike, Woodbury, New York 11797, on June 12, 2008, at 11:00 A.M., local time, and all adjournments thereof.

     Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company, Attention: Secretary, by execution of a subsequent proxy or by attendance and voting in person at the Annual Meeting of Stockholders. Attendance at the meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the Annual
Meeting of Stockholders, or at any adjournment thereof. Unless otherwise specified in the proxy, shares represented by proxies will be voted (i) for the election of the nominees for director listed below, (ii) for the ratification of the selection of the independent registered public accountants, (iii) for the adoption of the Company's 2008 Equity Incentive Plan, and (iv) against adoption of the proposal submitted by a stockholder regarding the reporting of certain production and sales information of third parties. The cost of proxy solicitations will be borne by the Company. In addition to solicitations of proxies by use of the mails, some officers or employees of the Company, without additional remuneration, may solicit proxies personally or by telephone. The Company will also request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable expenses related thereto.

     The Company's executive offices are located at 240
Crossways Park Drive, Woodbury, New York 11797-2033.
Research Frontiers encourages you to communicate with your Company. If you are interested in communicating directly with the entire Board of Directors of the Company, you may do so by sending an email to Directors@SmartGlass.com and your email will be forwarded to each member of the Company's Board of Directors. On or about May 2, 2008, this Proxy Statement and the accompanying form of proxy, together with a copy of the Annual Report of the Company for the year ended December 31, 2007, including financial statements, are to be mailed to each stockholder of record at the close of business on April 18, 2008.

                        VOTING SECURITIES

     Only stockholders of record at the close of business on April 18, 2008 are entitled to vote at the meeting. As of April 18, 2008, the Company had issued and outstanding and entitled to vote 15,440,434 shares of common stock, par value $0.0001 per share
(the "Common Stock"), the Company's only class of voting securities outstanding. Each share of Common Stock entitles the holder thereof to one vote.

     As a shareholder of record, you may vote in person at the Annual Meeting or you may vote by proxy without attending the Meeting. If you are a registered shareholder, you may vote your shares by giving a proxy via mail, telephone or Internet. To vote your proxy by mail, indicate your voting choices, sign and date your proxy card and return it in the postage-paid envelope provided. You may vote by telephone or Internet by following the instructions on your proxy card. If you hold your shares through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.

     If you provide a properly executed proxy before voting at the Annual Meeting is closed, the persons listed on the Proxy card will vote the proxy in accordance with your directions. If you do not indicate how your shares are to be voted, the persons listed on the Proxy card will vote your shares as recommended by the Board of Directors. The persons listed on the Proxy card will also have the discretionary authority to vote on your behalf on any other matter that is properly brought before the Annual Meeting. If you wish to give a proxy to someone other than the persons listed on the Proxy card, please cross out the names of the people listed on the Proxy card and add the name of the person holding your proxy.

     If we receive a valid proxy before voting at the Annual Meeting is closed, your shares are voted as indicated on the proxy card. If you indicate on your proxy card that you wish to "abstain" or "withhold," as the case may be, from voting on an item, your shares will not be voted on that item. Abstentions will be counted to determine whether there is a quorum present.

     If you do not provide voting instructions to your broker or nominee at least ten days before the Annual Meeting, that person has discretion to vote your shares on matters that the New York Stock Exchange has determined are routine. However, a broker or nominee cannot vote shares on non-routine matters without your instructions, and this is referred to as a "broker non-vote." Broker non-votes are only counted in determining whether a quorum is present. Because your broker may not have discretionary authority to vote yours shares on your behalf on some of the proposals presented at this Annual Meeting, it is important that you vote your shares and send in your proxy.

     The Annual Meeting cannot conduct business unless a quorum is present. In order to have a quorum, a majority of the shares of the Company's common stock that are outstanding and entitled to vote at the meeting must be represented in person or by proxy. If a quorum is not present, the Annual Meeting will be rescheduled for a later date.

     Directors are elected by a plurality of the votes cast. The management and shareholder proposals described in the Proxy Statement must be approved by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of the vote.

     The following table sets forth certain information with respect to those persons or groups known to the Company who beneficially own more than 5% of the Company's Common Stock, and for all directors and executive officers of the Company individually and as a group.

                                     Total             Exercisable
Name of                            Beneficial           Warrants        Percent
Beneficial Owner                  Ownership(1)         and Options     of  Class
Robert L. Saxe . . . . . . . . . .  1,496,265(2)       1,079,030          9.06
Joseph M. Harary . . . . . . . . .    509,174(3)         396,000          3.22
Robert M. Budin. . . . . . . . . .    291,988            249,200          1.86
M. Philip Guthrie. . . . . . . . .     25,000             25,000          0.16
Richard Hermon-Taylor. . . . . . .     25,000             25,000          0.16
Victor F. Keen . . . . . . . . . .    453,599            202,200          2.90
Michael R. LaPointe. . . . . . . .    149,459(4)         144,500          0.96
Steven M. Slovak . . . . . . . . .     86,384             85,500          0.56
All directors and officers
as a group (8 persons) . . . . . .  2,885,272(5)       2,206,430         16.35
------------------------------------------------------------------

(1) All information is as of April 18, 2008 and was determined in accordance with Rule 13d-3 under the Securities Exchange
    Act of 1934 based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission or otherwise known to the Company. Unless otherwise indicated, beneficial ownership disclosed consists of sole voting and dispositive power, and also includes options and warrants held by the listed persons that are presently exercisable or exercisable within the next 60 days. Shares of Common Stock of the Company acquired by officers, directors and employees through the exercise of stock options or otherwise are subject to restrictions on their transfer, including restrictions imposed by applicable securities laws, as well as additional restrictions imposed by the Company in accordance with written agreements and policy statements. The mailing address for the above individuals is c/o Research Frontiers Incorporated, 240 Crossways Park Drive, Woodbury, NY 11797.

(2) Includes (i) 2,687 shares of Common Stock owned by Mr.
    Saxe's wife, Marie Saxe; (ii) 66,042 shares owned by a trust u/w Leonard S. Saxe for which Mr. Saxe serves as a co-trustee, and has a beneficial interest in one-half of the income from such trust; and (iii) 11,250 shares of Common Stock owned by a trust for the children of the late George Backer and certain others for which Mr. Saxe serves as sole trustee. Mr. Saxe disclaims beneficial ownership to all securities described in items (i) and (iii) above.

(3) Includes 22,560 shares of Common Stock owned by Mr.
    Harary's children, as to which shares Mr. Harary disclaims beneficial ownership.

(4) Includes 898 shares of Common Stock owned by Mr.
    LaPointe's wife, as to which shares Mr. LaPointe disclaims beneficial ownership.

(5) Includes the securities described above in footnotes (2) through (4).


                      ELECTION OF DIRECTORS
                             (Item 1)

    Pursuant to the Company's By-Laws, six Directors constitute the entire Board of Directors of the Company. A majority of the Board of Directors of the Company are independent directors. The Board of Directors is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of office of the directors in Class III expires at the 2008 Annual Meeting of Stockholders. The Board of Directors proposes that each of the nominees described below be elected to hold office for a three-year term expiring at the 2011 Annual Meeting of Stockholders, and until the election and qualification of his respective successor. If no other choice is specified in the accompanying proxy, the persons named therein have advised management that it is their present intention to vote the proxy for the election of the nominees set forth below. Each of the members of the Board of Directors of the Company, including the nominees listed below, is presently a director of the Company, and was elected to such office by the stockholders of the Company, except for Mr. Guthrie and Mr. Hermon-Taylor who were appointed to the Board of Directors in December 2007 after the board was expanded. Should a nominee become unable to accept nomination or election, it is intended that the persons named in the accompanying proxy will vote for the election of such other person as management may recommend in the place of such nominee.
There is no indication at present that any nominee will be unable to accept nomination.

    The following biographical information is provided with respect to each director:

                 Directors Standing for Election

Robert L. Saxe

Mr. Saxe, age 72, is a founder of the Company and has been Chairman of the Board of Directors of the Company since its inception in 1965, was its President from 1966 to February 2002, and Treasurer from 1966 to 2005. He graduated from Harvard College in 1956 with an A.B. degree, Cum Laude in General Studies (with a major in physics). Mr. Saxe also received an M.B.A. degree from Harvard Business School in 1960.

Robert M. Budin

Mr. Budin, age 75, has been a director of the Company since 1987. Mr. Budin was a Senior Vice President of Harold C. Brown & Co., Inc. until his retirement in 1990. Mr. Budin was a stockbroker and had been employed at Harold C. Brown & Co., Inc. since 1963.
Mr. Budin serves on the Company's Nominating and Corporate Governance, Compensation, and Audit Committees.

                  Directors Continuing in Office

    Class I - Term Expires at the 2009 Annual Meeting of Stockholders

Joseph M. Harary

Mr. Harary, age 47, became Vice President and General Counsel to the Company in April 1992 and has been a director of the Company since February 1993. In December 1999, Mr. Harary was promoted to the position of Executive Vice President and General Counsel, and in February 2002 was promoted to the position of President and Chief Operating Officer of the Company. Mr. Harary has also been the Treasurer and Chief Financial Officer of the Company since 2005 and its corporate Secretary since 2007. Prior to joining Research Frontiers, Mr. Harary's corporate law practice emphasized technology, licensing, mergers and acquisitions, securities law, and intellectual property law at three prestigious New York City law firms. Mr. Harary graduated
Summa Cum Laude from Columbia College in 1983 with an A.B.
degree in economics, and received a Juris Doctor degree from Columbia Law School in 1986 where he was a Harlan Fiske Stone Scholar. Prior to attending law school, Mr. Harary was an economist with the Federal Reserve Bank of New York.

Richard Hermon-Taylor

Richard Hermon-Taylor, age 66, has been a director of the Company since December 2007. Mr. Hermon-Taylor serves as Chairman of the Company's Nominating and Corporate
Governance Committee, and also serves on the Company's Audit and Compensation Committees. His prior Board of Director experience includes Harley-Davidson, a $5 billion manufacturer of motorcycles, clothes, and the licensor of the Harley-Davidson trademark. During his over 15-year tenure on the Harley-Davidson Board, he served on its Audit, Compensation, and Nominating Committees. He also served on the Board of Galileo Electro-Optics, a public company that was acquired by Corning, Inc. From 1970-1986 he was with the Boston Consulting Group and managed the firm's offices in Boston and Milan. Mr. Hermon-Taylor received a B.A. in Chemical Engineering from Cambridge University in England and an MBA from the Harvard University Graduate School of Business, where he was a Baker Scholar. He is currently President and Co-Founder of Bio-Science International, Inc. This company specializes in technology development and licensing agreements for the life sciences industry.

M. Philip Guthrie

M. Philip Guthrie, age 63, has been a director of the Company since December 2007. Mr. Guthrie serves as Chairman of the Company's Audit Committee, and also serves on the Company's Compensation and Nominating and Corporate Governance
Committees. Mr. Guthrie was Chief Financial Officer of two public companies in the airline industry - Southwest Airlines during its formative and high-growth years, and Braniff International during its initial restructure and successful reorganization. His other aerospace experience includes CEO of InTech Aerospace Group, which provided a full range of interior service and maintenance to the commercial airline industry and to the US Government. He was Managing Director of Mason Best
Company and served in board and management roles in many of its, and other private equity firms', portfolio companies. He has also served as Chairman of the Board for Westmark/Tracor, a maker of military electronic systems. He currently serves on the Boards of Ariel Reinsurance (Bermuda) and is also a member of its Audit Committee, Direct General Corporation where he is also Chairman of its Audit Committee, Bristol Group (Argentina), and Neuro Resource Group, Inc. He is CEO of Neuro Holdings International, an international distributor of leading-edge medical devices for pain management. Mr. Guthrie has a CPA and began his career at Price Waterhouse. He has an MBA from the University of Michigan where he was a Paton Scholar and a BBA
Summa Cum Laude in accounting from Louisiana Tech University.
He is CEO of Denham Partners, LLC, a private investment firm.

   Class II - Term Expires at the 2010 Annual Meeting of Stockholders

Victor F. Keen

Victor F. Keen, age 67, has been a director of the Company since June 2001, and served as the Company's corporate Secretary from 1987 to 2007. Mr. Keen is Of Counsel to the law firm of Duane Morris LLP, one of the 100 largest law firms in the world with more than 650 lawyers. He has served prior thereto as a partner and chairman of Duane Morris' tax department. Mr. Keen is a graduate of Trinity College (1963) and Harvard Law School
(1966). Mr. Keen serves as Chairman of the Company's Compensation Committee, and also serves on the Company's
Audit, and Nominating and Corporate Governance Committees.
Mr. Keen is also a member of the board of directors of 3DIcon Corporation, a development-stage technology company developing 3-D projection and display technologies. Mr. Keen serves on 3DIcon's Audit Committee, Nominating/Corporate Governance Committee and Compensation Committee and is Chairman of its Compensation Committee. Mr. Keen is also a Managing Member of Chelsea/Village Associates, LLC and Ninth Avenue Associates, LLC, both of which own and manage real estate in Manhattan.

           Board Composition, Committees and Meetings

    The Board of Directors has an Executive Committee composed of Robert L. Saxe, Joseph M. Harary and Robert M. Budin. The Board of Directors also has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The members of each of these three latter committees, Robert M. Budin, M. Philip Guthrie, Richard Hermon-Taylor, and Victor F. Keen, consist solely of the Company's four non-management directors, each of whom the Board has determined meets the independence requirements under the applicable listing standards of the NASDAQ Capital Market governing the independence of directors. During fiscal 2000, the Audit Committee of the Board of Directors developed a written charter for the Committee that was approved by the Board of Directors which was updated in 2004. The complete text of the Audit Committee's current charter is available on Company's website at www.SmartGlass.com. The Compensation Committee and the Nominating and Corporate Governance Committee are not required to, and do not have, written charters.

    The Audit Committee reviews and reports to the Board of Directors with respect to various auditing and accounting matters, including the nomination of the Company's independent registered public accountants, the scope of audit procedures, general accounting policy matters, and the performance of the Company's independent registered public accountants.

     The Compensation Committee reviews and reports to the Board of Directors its recommendations for compensation of all employees and sets the compensation of the management of the Company.

     The Nominating and Corporate Governance Committee is responsible for overseeing the governance practices of the Company and for making recommendations to the Board for any modifications to such practices. It also identifies individuals qualified to become Board members and recommends to the Board the director nominees for the next annual meeting of stockholders and candidates to fill vacancies on the Board. Additionally, the committee recommends to the Board the directors to be appointed to Board committees. Because the Board of Directors of the Company has a majority of independent directors, these independent directors control the Board of Directors' selection of nominees for director.

     The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and by other Board members. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a shareholder on a timely basis and in accordance with the provisions of the Company's by-laws relating to shareholder nominations and as described in "2009 Stockholder Proposals and Director Nominations" below.

     Once the Nominating and Corporate Governance Committee has identified a prospective nominee, it or a subcommittee of the Nominating and Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the subcommittee with the recommendation of the prospective candidate, as well as the subcommittee's own knowledge of the prospective candidate, which may be supplemented by inquiries of the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. Based on the recommendation of the subcommittee, the full committee then evaluates the prospective nominee and his or her qualifications, as well as other factors which may include such things as whether the prospective nominee meets the independence requirements and other qualifications or criteria set forth under applicable listing standards of the NASDAQ Capital Market, or other requirements defined under applicable Securities and Exchange Commission rules and regulations; the extent to which the prospective nominee's skills, experience and perspective add to the range of talent appropriate for the Board and whether such attributes are relevant to the Company's industry; the prospective nominee's ability to dedicate the time and resources sufficient for the diligent performance of Board duties; and the extent to which the prospective nominee holds any position that would conflict with responsibilities to the Company.

     If the Nominating and Corporate Governance Committee's internal evaluation is positive, the subcommittee and possibly others will interview the candidate. Upon completion of this evaluation and interview process, the Nominating and Corporate Governance Committee makes a recommendation and report to the full Board as to whether the candidate should be nominated by the Board and the Board determines whether to approve the nominee after considering this recommendation and report.

     During 2007, the Company's Board of Directors had nine formal meetings and also met thirteen additional times informally as a Board, the Board's Audit Committee met four times, and the Board's Compensation Committee met ten times. The Company's Nominating and Corporate Governance Committee met once in 2007. No incumbent director attended less than 75% of meetings of the Board of Directors during 2007. The Company encourages and expects all of its directors to attend its Annual Meeting of Stockholders, and all of the Company's directors attended last year's Annual Meeting of Stockholders.

                        Executive Officers

     In addition to Robert L. Saxe and Joseph M. Harary, whose biographical information is provided above, the only other executive officers of the Company are Michael R. LaPointe and Steven M. Slovak. Michael R. LaPointe, age 49, who is the Company's Vice President - Marketing since March 2002, joined the Company as its Director of Marketing for Architectural Windows and Displays in March 2000. Mr. LaPointe, a graduate of Brown University with a B.A. in Organizational Behavior & Management and a B.A. in Psychology, worked in a marketing capacity for IBM Corporation in the early 1980s. He subsequently founded and developed several companies involved in the application and licensing of new technologies for various consumer products. During that period Mr. LaPointe also worked as a management consultant, where in 1994 he began his relationship with Research Frontiers, assisting the Company with its marketing strategy. Steven M. Slovak, age 46, joined Research Frontiers in January 1989 as a chemist and was promoted to various positions. In November 2005 Mr. Slovak became Research Frontiers' Director of Film Development, and in January 2008 was promoted to his current position as Vice President-Technology where he oversees a growing team of chemists. Steve Slovak is an inventor on numerous patents and patent applications held by Research Frontiers worldwide on SPD-Smart light-control technology, and is a member of various scientific organizations including the ASTM International and the National Fenestration Ratings Council (NFRC).

     The Board of Directors recommends a vote FOR election of the two nominees listed above and it is intended that proxies not marked to the contrary will be so voted.

           INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
                             (Item 2)

     The Audit Committee has selected the firm of BDO Seidman, LLP to serve as our independent registered public accountants for the fiscal year ending December 31, 2008. BDO Seidman, LLP has been the Company's independent registered public accountants since 2005, and is considered by management to be well-qualified to serve as the Company's independent registered public accountants. We expect that representatives of BDO Seidman, LLP will attend the meeting, have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.


Audit and Other Fees

The following table presents fees paid or accrued for professional audit services rendered by BDO Seidman, LLP for the audit of our annual financial statements for the years ended December 31, 2007 and 2006, and fees billed to us for other services rendered by BDO Seidman, LLP during that period:



                            2007             2006


     Audit Fees (1)      $149,500         $ 89,400
     Audit-Related Fees         0                0
     Tax Fees (2)          14,500           14,500
     All Other Fees             0                0
        Total            $164,000         $103,900


(1) Audit fees includes the audit of Research Frontiers Incorporated annual financial statements and its internal controls over financial reporting, review of financial statements included in Research Frontiers Incorporated's Form 10-Q Quarterly Reports, and services that are normally provided by the independent registered public accountants in connection with regulatory filings for those fiscal years.

(2) Tax fees include fees for all services performed by the independent registered public accountants' tax personnel except those services specifically related to the audit of the financial statements, and includes fees for tax compliance and tax advice.

The Audit Committee has approved the above-listed fees, has considered whether the provision of the non-audit services described above is compatible with maintaining such accounting firms' independence, and has determined that the provision of such services is compatible with maintaining such accounting firms' independence.

The Board of Directors recommends a vote FOR ratification of the selection of the accounting firm of BDO Seidman, LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2008.

                      Audit Committee Report

  The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities
Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

  During fiscal 2000, the Audit Committee of the Board of Directors developed a written charter for the Committee that was approved by the Board of Directors and which was updated in 2004. The complete text of the Audit Committee's current charter is available on Company's website at www.SmartGlass.com.

  The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is comprised of the independent directors of the Company: M.
Philip Guthrie, who serves as the Audit Committee's Chairman and also is the Audit Committee's "financial expert" (as such term is defined by applicable rules), Robert M. Budin, Richard Hermon-Taylor and Victor F. Keen. The Company believes that all of the members of its Audit Committee, due to their backgrounds and business experience, have a sufficient understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of such principles, an understanding of internal controls over financial reporting, and of audit committee functions to perform their duties as an Audit Committee. Part of the Audit Committee's duties specifically include the appointment, compensation and supervision of the Company's independent registered public accountants, as well as pre-approval of all auditing and non-auditing services provided by the Company's independent registered public accounting firm. Management is responsible for the Company's internal controls and financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the Company's financial statements and its internal controls over financial reporting, in accordance with auditing standards of the PCAOB, and to issue a report thereon. As set forth in more detail in its charter, the Audit Committee's responsibility is to monitor and oversee these processes.

  In connection with these responsibilities, the Audit
Committee met with management and the Company's independent registered public accountants, to review and discuss all financial statements included in the Company's quarterly and annual reports for the fiscal year ended December 31, 2007 (the "Financial Statements") prior to their issuance and to discuss significant accounting issues. Management has advised us that the Financial Statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the Financial Statements with both management and the independent registered public accountants. Our review included discussions with the independent registered public accountants of matters required to be discussed by the Statement on Auditing Standards No. 61 as amended (communication with Audit Committees).

  The Audit Committee also received written disclosures from the independent registered public accountants required by Independence Standards Board Standard No. 1 (Independence
Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accountants that firm's independence.

  Finally, the Audit Committee continued to monitor the integrity of the Company's financial reporting processes and its internal procedures and controls.

  Based upon the Audit Committee's discussions with management and the independent registered public accountants, and the Audit Committee's review of the representations of management and the independent registered public accountants, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

                           Members of the Audit Committee
                           M. Philip Guthrie (Chairman)
                           Robert M. Budin
                           Richard Hermon-Taylor
                           Victor F. Keen

              ADOPTION OF 2008 EQUITY INCENTIVE PLAN
                             (Item 3)

  The grant of equity awards is a common and recognized practice for companies to attract, retain and provide incentives to those responsible for its success, and to reduce the amount of cash compensation that would otherwise be necessary to achieve such goals. The Company's 1998 Stock Option Plan (the "1998 Plan") expired on December 11, 2007 even though not all awards issuable under such plan were issued. Although the 1998 Plan authorized the grant of stock options, stock appreciation rights and restricted stock grants, the Company only issued stock options during the ten years that the 1998 Plan was in effect. Currently no options or other equity awards are available for issuance under any Company equity incentive plan.

  On April 21, 2008, the Board of Directors of the Company adopted an updated equity incentive plan entitled the "2008 Equity Incentive Plan" (the "2008 Plan") which is substantially similar to the Company's 1998 Plan except that it allows the Company to grant restricted stock units in addition to other equity awards. A copy of the 2008 Plan is annexed hereto as Exhibit A.

  The Board of Directors believes that the 2008 Plan is essential to the Company's continued success. The purpose of the 2008 Plan is to afford an incentive to executive officers, other employees, non-employee directors and consultants of the Company to acquire a proprietary interest in the Company, to continue as employees, non-employee directors or consultants (as the case may be), to increase their efforts on behalf of the Company and to promote the success of the Company's business.
To further such purposes, stock options, stock appreciation rights, restricted stock and restricted stock units may be granted pursuant to the 2008 Plan. The Board of Directors believes that the granting of awards under the 2008 Plan will promote continuity of management, help attract new employees, and encourage employees, directors, officers and consultants, to increase their stock ownership in the Company and provide an increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth, development and financial success. In a departure from past practice, the Board anticipates that it may grant awards other than options under the 2008 Plan. Granting stock appreciation rights, restricted stock and/or restricted stock units in lieu of options should result in a lower burn rate (the number of shares subject to awards annually) and a lower level of dilution.

  The following summary of the 2008 Plan does not purport to be complete and is subject to and qualified in its entirety by, the text of the 2008 Plan.

  The Company's employees, independent directors and consultants are eligible to receive grants under the 2008 Plan. Currently the Company's twelve full-time employees, four non-employee independent directors, as well as part-time employees and consultants would be eligible to receive grants. Awards under the 2008 Plan are made by the committee administering the plan. Because participation and the types of awards under the 2008 Plan are subject to the discretion of the committee, the benefits and amounts that will be received by any participant if the 2008 Plan is approved are not currently determinable.

  The 2008 Plan will permit the issuance of up to 750,000 shares of common stock (having an underlying market value of $5,715,000 as of April 18, 2008), which represents less than 5% of the outstanding common stock as of the record date. If any awards expire, are canceled or terminate for any reason without having been exercised in full, the shares subject to such awards will again be available for award under the 2008 Plan.

  Under the 2008 Plan, stock options, stock appreciation rights ("SARs"), restricted stock or restricted stock units ("RSUs") may be awarded by the Company to participants. The 2008 Plan will be administered by a committee of at least two directors who are not officers and employees of the Company (the "Committee").
At the outset, the Committee will consist of the Company's four independent directors who serve as members of the Company's
Stock Option Committee.

  Stock Options. The 2008 Plan provides for the grant of options intended to qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") and options not intended to qualify as ISOs ("NQSOs"). ISOs may be granted only to employees of the Company, including directors who are also employees. NQSOs may be granted to employees, directors (regardless of whether they are employees of the Company) and consultants. All options granted under the 2008 Plan will have an exercise price at least equal to the fair market value of the Company's common stock on the date of grant (110% of fair market value in the case of ISOs granted to 10% or more stockholders). Fair market value is generally defined as the average of the high and low trading price per share of common stock for the last day preceding the option grant on which there was a sale. Unless otherwise agreed to by the Company, all options granted under the 2008 Plan shall be non-transferable except by will or pursuant to the laws of descent and distribution. In no event may ISOs exercisable for stock having an aggregate fair market value of $100,000 (together with all ISOs granted under any other Company plan) be granted which first become exercisable in any one calendar year. No options granted under the 2008 Plan may have a term greater than ten years (five years in the case of ISOs granted to 10% or more stockholders). The Committee will determine the time or times each option may be exercised and the time period if any, after death, disability or termination of employment or other relationship with the Company during which the option may be exercised. The exercisability of an option may be accelerated by the Committee. In general, a participant may pay the exercise price of an option by cash, certified check, promissory note providing for interest, "netting", by tendering shares of common stock, or by means of a broker assisted cashless exercise. Under the 2008 Plan, all options are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

  Stock Appreciation Rights. SARs may be granted under the 2008 Plan either in conjunction with an option granted under the 2008 Plan or without regard to an option. Under exercise of a SAR awarded under the 2008 Plan, the participant will be entitled to an amount equal to the excess of the then fair market value of a share of common stock over the fair market value of a share of common stock on the date of grant, multiplied by the number of SARs being exercised. The payment of this amount may be in cash, common stock or any combination of the two, in the discretion of the Company. The Committee will determine the time or times, and the terms and condition pursuant to which, each SAR not granted in conjunction with an option may be exercised.
A SAR granted in conjunction with an option will be exercisable at such time or times and only to the extent that the related option is exercised. Upon the exercise of a SAR granted in conjunction with an option, the related option shall be canceled to the extent of the number of shares of common stock as to which the SAR is exercised and upon the exercise of an option granted in conjunction with a SAR, the SAR will be cancelled to the extent of the number of shares of common stock to which the option is exercised. Under the 2008 Plan, all SARs are intended to qualify as "performance-based compensation" under Section 162(m) of the Code. To date, the Company has never awarded SARs under any plan.

  Restricted Stock. Restricted Stock may be granted under the 2008 Plan. Each award of Restricted Stock shall be evidenced by a written agreement between the Company and the participant which states the number of shares of Restricted Stock to be subject to such award, and the conditions of grant. Share of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may also impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria and the vesting of such awards over time. Certificates for shares of stock issued pursuant to Restricted Stock awards will bear an appropriate legend referring to such restrictions during the Restricted Period, and such certificates will be held in escrow by an escrow agent appointed by the Company. The Committee has the authority to waive or cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded. Subject to any restrictions imposed on the grant, during the Restricted Period, the participant will possess all incidents of ownership of such shares including the right to receive dividends with respect to such shares and to vote such shares. Subject to such exceptions as may be determined by the Committee, if the participant's continuous employment or other relationship with the Company terminates for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions will thereupon be forfeited by the participant and transferred to, and reacquired by, the Company. To date, the Company has never awarded
Restricted Stock under any plan.

  Restricted Stock Units.  RSUs may be granted under the 2008
Plan. Each award of a RSU will entitle the participant one share of common stock or cash equal to the value of one share of common stock, in the discretion of the Committee. Unless otherwise specified by the Committee, the Committee will deliver the participant of a RSU a share or cash, as the case may be, within 30 days after the conditions and restrictions with respect to such RSU have been satisfied. Each award of RSUs will be evidenced by a written agreement between the Company and the participant which states the number of RSUs to be subject to such award, and the conditions of the grant. RSUs may be subject to the satisfaction of such conditions and restrictions (such as a condition of continued employment or the satisfaction of performance criteria) as the Committee shall determine. The Committee has the authority to waive or cancel all or any portion of any outstanding conditions or restrictions with respect to any or all of the RSUs prior to the satisfaction of such terms and conditions. Subject to such exceptions as may be determined by the Committee, if the participant's continuous employment or other relationship with the Company terminates for any reason prior to the satisfaction of the restrictions or conditions of SARs, any RSUs remaining subject to restrictions shall thereupon be forfeited by the participant and transferred to, and reacquired by, the Company.
The Company was not permitted to award RSUs under it prior plans.

  The 2008 Plan shall terminate on April 20, 2018. Any option or other award outstanding under the 2008 Plan at the time of the termination of the 2008 Plan shall remain in effect until such option or award shall have been exercised or shall have expired in accordance with its terms. The Board of Directors may make such modifications of the 2008 Plan as it shall deem advisable.
However, the Board may not without further approval of the holders of a majority of the shares of the Common Stock present in person or by proxy at any special or annual meeting of the stockholders increase the number of shares as to which options or other awards may be granted or change the class of persons eligible to receive an award under the 2008 Plan. The Company intends to file a registration statement under the Securities Act of 1933, as amended covering the securities issuable under the 2008 Plan.

   FEDERAL INCOME TAX ASPECTS OF AWARDS UNDER THE 2008 PLAN

  The following is a brief summary of the federal income tax consequences of awards made under the 2008 Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

  Incentive Stock Options. No regular taxable income is realized by the participant upon the grant or exercise of an incentive stock option ("ISO"). However, upon exercise of an ISO, the difference between the price paid for the shares and the fair market value of the shares on the date of exercise will be included in the participant's income under the Alternative
Minimum Tax. If a participant does not sell the stock received upon the exercise of an ISO ("ISO Shares") within two years from the date of grant and one year from the date of exercise, any gain
(loss) realized on the shares sold will be long-term capital gain
(loss). In such circumstances, no deduction will be allowed to the Company for federal income tax purposes. If ISO Shares are disposed of prior to the expiration of either of the two and one-year holding periods described above, the participant generally will realize ordinary income at that time equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the price paid for such ISO Shares. The Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares. Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

  Non-Qualified Stock Options. No income is realized by the participant at the time a non-qualified stock option ("NQSO") is granted. Generally upon exercise of a NQSO, the participant will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. The Company will be entitled to a tax deduction in the same amount. Any appreciation (or depreciation) after the date of exercise will be either short-term or long-term capital gain (or loss), depending upon the length of time that the participant has held the shares.

  Stock Appreciation Rights. No income will be realized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash and/or the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives common stock upon exercise of an SAR, any appreciation (or depreciation) after the date of exercise will be either short-term or long-term capital gain (or loss), depending upon the length of time that the participant has held the shares.

  Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to restriction or forfeiture, less any consideration paid for the stock. The Company will be entitled to a deduction at the same time and in the same amount. The holding period to determine whether the participant has long-term or short-term capital gain or loss on a subsequent sale generally begins when the stock is no longer subject to forfeiture, and the participant's tax basis for such shares will generally equal the fair market value of such shares on such date. However, a participant may elect, under
Section 83(b) of the Internal Revenue Code, within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. By reason of such an election, the participant's holding period will commence on the date of grant and the participant's tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions). Likewise, the Company generally will be entitled to a deduction at that time in the amount that is taxable as ordinary income to the participant.
If shares are forfeited after making such an election, the participant only will be entitled to a loss for tax purposes in an amount equal to the difference between the purchase price of the forefeited shares (if any) and the amount received (if any) upon such forfeiture.

  Restricted Stock Unit. No income will be realized by a participant in connection with the grant of Restricted Stock Unit. The participant will generally recognize ordinary income equal to the cash and/or fair market value of any shares of common stock received at the time of such receipt. The Company will be entitled to a deduction at the time and in the amount included in the participant's income.

  Awards granted under the 2008 Plan are intended to either avoid the application of Section 409A of the Code (which deals with non-qualified deferred compensation arrangement) or to comply with such section.

  In general, Section 162(m) of the Code denies a public company a deduction for federal income tax purposes for compensation in excess of $1 million per year paid to its chief executive officer and the three other most highly compensated officers whose compensation is disclosed in the company's proxy statement (other than the chief financial officer), subject to certain exceptions. The options and SARs granted under the 2008 Plan are intended to qualify under one of the exceptions in Section
162(m), which provides that compensation that is "performance based" is not subject to the Section 162(m) limitation for the federal income tax deduction.

   The Board of Directors recommends a vote FOR approval of the 2008 Plan and it is intended that proxies not marked to the contrary will be so voted. Approval of the 2008 Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, or represented, and entitled to vote at the Annual Meeting.


                SHAREHOLDER PROPOSAL REGARDING THE
                 REPORTING OF CERTAIN PRODUCTION
              AND SALES INFORMATION OF THIRD PARTIES
                             (Item 4)

The Company has been notified that Mr. Barry Kupfer, a shareholder, intends to present a proposal for consideration at the Annual Meeting. Mr. Kupfer has presented the proposal and supporting statement below, and we are presenting the proposal as it was submitted to us. The Company is not responsible for the contents of the shareholder proposal or his supporting statement. We do not necessarily agree with all the statements contained in the proposal and the supporting statement, but we have limited our responses to the most important points and have not attempted to refute all the statements with which we disagree. The address and stock ownership of the proponent of this proposal will be furnished by the Company's Secretary to any person, orally or in writing as requested, promptly upon receipt of any oral or written request.

Mr. Barry Kupfer, who claims to own at least $2,000 worth of the Company's common stock, has notified the Company that he intends to present the following proposal for consideration at the Annual Meeting:

  "RESOLUTION: Provide more detail information on film production quantities and sales.

  BE IT RESOLVED: On a quarterly basis beginning within 30 days of the 2008 annual meeting with the previous quarter's data, the company shall separately report revenue by license fees and royalties; and report total royalty revenue that the licensees are required to report by their license agreement even though it might be below minimum royalty payments. Additionally, the company shall provide information on how much film is produced for sale as reported by licensees as required by their license agreement. This information can be aggregated for all licensees so that any individual licensee's information remains confidential.

  Rationale for adoption: While there has been reported film production and sales going back many years, there has not been any officially reported measure of film produced or revenue from sales that would inform shareholders of the true extent of the commitment by licensees to develop SPD products. In as much as the Company is 100% dependent on licensees for SPD film production and sales, this information equates to the viability of the Company and the only way to fairly value the Company. Additionally, the Company has over the years, partnered with licensees in the release of information about SPD products for sale and sold but there has been no information given to independently verify this."

Your Board of Directors recommends a vote AGAINST the above proposal for the following reasons:

Your Company tries to provide its shareholders with as much information about its operations as is possible within the constraints provided by its agreements and business relationships with our licensees. This is sometimes further limited by constraints imposed on our licensees by their customers, and is often a necessary condition to doing business with such customers, especially in the automotive and aircraft industries where original equipment manufacturers impose strong secrecy requirements upon their suppliers around products that such OEMs have in development. Due to factors such as these, and because our license agreements would not permit the disclosure of the information requested in the shareholder's proposal, the Company believes that Rule 14a-8 of the Securities and Exchange Commission would permit us to exclude the shareholder's proposal from this Proxy Statement because it's implementation is outside of the Company's control. We also believe that such proposal is not in the best interests of the Company or its shareholders. We are including Mr. Kupfer's proposal in this Proxy Statement so that our shareholders can be aware of its contents and so that our shareholders will have a better understanding about certain limitations on information that the Company can publicly disclose for legal and competitive business reasons. These limitations are prevalent in businesses such as the Company's that deal in certain industries such as automotive and aerospace, and we have asked Mr. Kupfer to provide examples of other companies dealing in these industries that provide the information he requests in his proposal. As of the record date for this Annual Meeting, Mr. Kupfer has failed to provide the Company with any such examples.

Even if compliance with the proposal's provisions were possible, it would not be in the best interests of the Company, its shareholders, its licensees or their customers in many significant areas. For example, such disclosure would reveal to competitors and to prospective licensees with whom your Company may be in negotiation, details about the terms of prior license agreements that would prevent the Company from negotiating the best possible terms under new license agreements or amendments to existing license agreements. The Securities and Exchange Commission has recognized the proprietary nature of this information and permits the Company to treat such information in our license agreements as confidential. Furthermore, Generally Accepted Accounting Principles (GAAP) which established the applicable standard for all financial reporting, recognizes that providing detail as to individual customers' activities could jeopardize a company's relations with its customers and provide proprietary information to competitors. For example, GAAP only requires that a company disclose the percentage of revenues that its top customers account for and only to the extent that a customer is responsible for greater than ten percent of a company's revenues. The Company complies with this standard in the notes to its annual financial statements as required by GAAP. Also as written, the shareholder's proposal would only require disclosure of information if a license agreement would permit such disclosure. However, this could result in partial and incomplete information being provided which is not acceptable under applicable financial reporting standards, and, if adopted, could require the Company's financial statements to not comply with generally accepted accounting standards consistently applied, which would be improper.

The shareholder's proposal also would not accomplish the shareholder's stated purpose for the resolution. For example, the proposal explicitly assumes that a licensee's commitment to develop SPD products can be indicated by details of SPD film production quantities and sales. Such information would only report actual activity by a licensee after the fact, whereas the true measure of a licensee's commitment to develop SPD products will depend upon other factors such as the number of people that the licensee devotes to its SPD business, the licensee's capital expenditures to build or expand factory lines to produce SPD-
Smart emulsion, film and end-products, and the resources devoted by the licensee to sales and marketing of such products. As noted in the shareholder's proposal, the Company has from time to time joined licensees in the release of information about SPD products, but those activities were done with the licensees involvement, participation, and consent. The shareholder's proposal would go beyond that and would require the Company to unilaterally disclose information that the licensee does not want revealed for competitive or other reasons. In addition, the proposal could require the disclosure of information that the Company would be prohibited from releasing, or information that would put the Company and/or its licensees at a competitive disadvantage, or that could jeopardize the Company's relationship with its licensees, or such licensees relationships with their own customers. All of the foregoing would be detrimental to the Company's business and management believes would not be in the best interests of the Company, its shareholders, its licensees, or their customers, if adopted.

  The Board of Directors recommends a vote AGAINST the above proposal for the reasons described above, and it is intended that proxies not marked to the contrary will be so voted.

                      EXECUTIVE COMPENSATION

  The following table sets forth information regarding all cash compensation paid by the Company and stock options granted during the fiscal years indicated to Robert L. Saxe, the Company's chief executive officer, and to each of the Company's executive officers during the past fiscal year. Because Steven M. Slovak became an executive officer in 2008, information with respect to his compensation is not required to be included herein.



Name of Executive and                        Option        All Other
Principal Positions   Year  Salary  Bonus  Awards($)(1) Compensation(2) Total(3)

Robert L. Saxe,       2007 $393,091 $      0 $903,582    $  10,583    $1,307,256
Director, Chairman    2006 $379,798 $      0    $   0    $  24,833    $  404,631
of the Board          2005 $400,274 $      0 $225,737    $  36,974    $  662,985

Joseph M. Harary,     2007 $393,091 $139,760 $708,556    $37,797      $1,279,204
Director, President,  2006 $379,798 $ 54,000 $      0    $43,823      $  477,621
General Counsel,      2005 $364,140 $ 50,000 $ 85,512    $28,011      $  527,663
Teasurer,Secretary

Michael R. LaPointe,  2007 $140,219 $      0 $210,747    $     0      $  350,966
Vice-President        2006 $135,477 $      0 $      0    $ 4,168      $  139,646
 Marketing            2005 $129,892 $ 14,161 $ 44,099    $ 2,997      $  191,149
-----------------------------------------------------------------------

(1) The dollar value of option awards listed below are estimated values based upon the Black-Scholes valuation method in accordance with FAS 123(R) using the assumptions set forth in the Company's Annual Report on Form 10-K for the respective year in question.

(2)    Consists of the payment of accrued but unused vacation.

(3) Consists of cash compensation (salary, bonus, and accrued vacation) plus the estimated dollar value of option awards based upon the Black-Scholes valuation method described in footnote (1) above. These amounts do not indicate the amount actually realized by the individual since estimated values will fluctuate based upon future market conditions.

The Company has no plan providing for pension benefits, non-qualified defined contributions, deferred contributions, or payments upon a change of control of the Company.

                   Stock Options Granted in 2007

  The following table sets forth information regarding all grants of options to the executive officers of the Company during 2007, and the estimated fair value of such options on the date of grant recognized for financial statement reporting purposes based upon the Black-Scholes valuation method in accordance with FAS 123(R) using the assumptions set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Each option is exercisable into one share of common stock. All options expire ten years from the date of grant except the options granted to Robert L. Saxe and Joseph M. Harary on July 12, 2007 which expire three years from the date of grant:

                    Grant     Exercise   Number of         Estimated Fair Value
Name                Date      Price      Options Granted   ofOptions Granted
Robert L. Saxe      02/13/07  $11.375       20,000               $143,948
Robert L. Saxe      07/12/07  $14.930       61,981               $406,707
Robert L. Saxe      12/03/07  $ 9.800       64,756               $352,927
Joseph M. Harary    02/13/07  $11.375       15,000               $107,961
Joseph M. Harary    07/12/07  $14.930       50,000               $328,090
Joseph M. Harary    12/03/07  $ 9.800       50,000               $272,505
Michael R. LaPointe 02/13/07  $11.375       10,000               $ 71,974
Michael R. LaPointe 07/12/07  $14.930       10,000               $ 84,272
Michael R. LaPointe 12/03/07  $ 9.800       10,000               $ 54,501

The following table shows all options outstanding as of the end of 2007 granted to executives of the Company. All options listed are fully vested and exercisable at year end.

Outstanding Equity Awards at December 31, 2007

                     Number of
                     Securities
                     Underlying
                     Unexercised     Option       Option    Option
                     Stock Options   Exercise     Grant     Expiration
Name of Executive    (# Exercisable) Price        Date      Date

Robert L. Saxe:       120,000        $ 7.15625   06/11/98  06/10/08
                      120,000        $ 7.37500   12/09/98  12/08/08
                      240,000        $ 8.37500   06/10/99  06/09/09
                       61,981        $14.93000   07/12/07  07/11/10
                       48,000        $14.46875   10/12/00  10/11/10
                       48,000        $19.00000   12/15/00  12/14/10
                      120,000        $25.52500   06/14/01  06/13/11
                       60,000        $ 9.94000   09/24/01  09/23/11
                       60,000        $12.77500   06/13/02  06/12/12
                       27,733        $ 6.00000   07/01/05  06/30/15
                       88,560        $11.20000   12/06/05  12/05/15
                       20,000        $11.37500   02/13/07  02/12/17
                       64,756        $ 9.80000   12/03/07  12/02/17

Joseph M. Harary:      60,000        $ 8.37500   06/10/99  06/09/09
                       50,000        $14.93000   07/12/07  07/11/10
                       28,000        $14.46875   10/12/00  10/11/10
                       28,000        $19.00000   12/15/00  12/14/10
                       60,000        $25.52500   06/14/01  06/13/11
                       30,000        $ 9.94000   09/24/01  09/23/11
                       35,000        $12.77500   06/13/02  06/12/12
                       40,000        $11.20000   12/06/05  12/05/15
                       15,000        $11.37500   02/13/07  02/12/17
                       50,000        $ 9.80000   12/03/07  12/02/17

Michael R. LaPointe:   50,000        $37.03125   02/22/00  02/21/10
                        1,500        $18.90625   06/08/00  05/22/10
                        1,500        $14.46875   10/12/00  10/11/10
                        1,500        $19.00000   12/15/00  12/14/10
                       15,000        $25.52500   06/14/01  06/13/11
                        7,000        $12.77500   06/13/02  06/12/12
                        7,000        $12.81000   06/12/03  06/11/13
                       10,000        $ 6.17500   12/14/04  12/13/14
                       11,000        $ 6.00000   07/01/05  06/30/15
                       10,000        $ 5.60000   12/06/05  12/05/15
                       10,000        $11.37500   02/13/07  02/12/17
                       10,000        $14.93000   07/12/07  07/11/17
                       10,000        $ 9.80000   12/03/07  12/02/17

                  Stock Options Exercised in 2007

  The following table sets forth information regarding all exercises of options by executives of the Company during 2007. In accordance with applicable rules, the dollar amount listed in the Value Realized column represents the difference between the market price of the underlying securities on the date of exercise (calculated based upon the average of the high and low trading prices of the Company's common stock on the date of exercise) and the exercise price of the options, and does not necessarily mean the executive sold the number of shares indicated below as being acquired upon exercise, or that the executive actually realized the amount listed under the value realized column.


                     Number of
                     Shares Acquired    Value Realized
  Name               on Exercise         on Exercise

  Joseph Harary       171,100        $814,120

                        Director Compensation

  Historically, the Company has paid its directors fees in the form of stock options and not in cash or other compensation. The
Company's policies towards compensation of directors is described below in "Compensation Discussion and Analysis." The following table shows the compensation, in the form of stock option grants, paid to each Director of the Company who is not also an executive officer of the Company during the past fiscal year. The dollar value of option awards listed below are estimated values recognized for financial statement reporting purposes based upon the Black-Scholes valuation method in accordance with FAS 123(R) using the assumptions set forth in the Company's Annual Report on Form 10-K for the respective year in question. All independent directors received the same level of option grants on each grant date, and the difference in the estimated dollar amounts for each award listed below is attributable to Mr. Guthrie and Mr. Hermon-Taylor joining, and Dr. Malvino retiring from, the Company's Board of Directors in December 2007.

                           Option
Name                       Awards ($)

Robert M. Budin            $316,132
M. Philip Guthrie          $136,253
Richard Hermon-Taylor      $136,253
Victor F. Keen             $316,132
Albert P. Malvino          $179,879

                 Compensation Discussion and Analysis

  The compensation of executive officers of the Company, including the Company's chief executive officer, is determined by the Compensation Committee of the Company's Board of Directors, whose names are listed below at the end of their report. The starting point for determining compensation of any executive officer is their historical base salary and prior compensation history. The salaries of all executive officers are also reviewed at least twice annually by the Compensation Committee and by the entire Board of Directors.
Numerous factors are reviewed in determining compensation levels.
These factors include: the compensation levels of executive officers with comparable experience and qualifications, compensation levels at comparable companies, individual and Company performance, past compensation levels, years of service, performance of the Company's stock, and other relevant considerations, including a review of applicable compensation studies and other reference materials.
Members of the Company's Compensation Committee review recommendations made by management of the Company with respect to the compensation of all employees, and without delegation of its duties to others, the Compensation Committee sets the compensation of management of the Company and reports its recommendations to the entire Board of Directors of the Company. The Company's goal is to set compensation levels based upon the approach discussed above, and to include in such compensation a relevant combination of base salary, equity incentives, and performance-based bonuses. This approach is designed to more closely align total executive compensation with the long-term performance of the Company and enable all employees of the Company to participate in the Company's growth. Through ownership of stock options, the executive is rewarded if the Company's stockholders receive the benefit of appreciation of the price of the Company's Common Stock. Because the Company believes that its success is dependent upon the coordinated efforts of all of its employees, and that teamwork is essential in further developing the Company's technology and meeting the expectations of the Company's licensees and stockholders, when stock options are granted, usually all employees of the Company are granted stock options. During 2006, no stock options were granted. Stock options were awarded to all employees and directors of the Company in February 2007 after certain key milestones were achieved and publicly announced relating to production of SPD light-control film and customer adoption of SPD technology in certain end-products. These option grants were supplemented in July 2007. In December 2007, prior to the expiration of its 1998 Stock Option Plan, the Company also granted options to its directors and employees to provide a future incentive and also to pay existing and new directors their directors fees. In total during 2007, 654,537 options having a weighted average exercise price of $11.85 were granted to directors, employees of, and consultants to, the Company. All employees employed by the Company at the beginning of 2007 and 2008 received a cost-of-living increase in their base salaries and Steven M. Slovak and certain other members of his technical staff received supplemental increases based upon meritorious performance, increased duties, and achievement of other research-related goals. In addition, the President of the Company received bonus compensation during 2007 for the achievement of certain milestones set by the Company's Board of Directors regarding the raising of additional capital to strengthen the financial position of the Company.

  The Board of Directors has adopted a stock option plan
(described above) which requires the approval of the Company's shareholders in order to become effective. The purpose of this stock option plan is to attract key employees, officers and directors and to encourage their continued employment and services and their increased stock ownership in the Company. The Board of Directors believes that the granting of stock options under this stock option plan will promote continuity of management, and will result in the increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth, development and financial success. Currently no options of common stock are available for issuance under the Company's other stock option plans which have all expired.
If any options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto will again be available for issuance under this stock option plan. The number of stock options granted under such plan is determined based upon factors similar to those described above in connection with the setting of cash compensation.

   Since the Company's four independent directors each chair (or recently chaired) one of three committees (Audit, Compensation, or Nominating and Corporate Governance Committees), and serve as members of the other such committees that they do not so chair, the Company believes that it is appropriate to set target levels of director compensation based upon the factors described above for service on the Company's Board of Directors, and to pay each non-employee independent Director an equal amount (rather than set compensation based upon meetings attended based upon committees served on or chaired). Based upon its review of comparable directors fees paid at other companies, each non-employee independent director receives stock options with respect to service as a Director during 2008. having a Black-Scholes valuation initially targeted at approximately 80,000, which amount is then subject to adjustment based upon results achieved and future modification as a result of prevailing compensation levels and other factors.

  The Company's stock option plan is administered by a committee of at least two directors who are not officers and employees of the Company (the "Administrators"). Currently the Administrators consist of all four independent directors of the Company , who serve as members of the Company's Stock Option Committee and are also the sole members of the Company's
Compensation Committee. Options which qualify as Incentive Stock Options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualifying options ("NQSOs") may be issued under the Company's 2008 Equity Incentive Plan. Also stock appreciation rights and restricted stock may be awarded under the Company's 2008 Equity Incentive Plan, although to date there have been no awards of stock appreciation rights and restricted stock under any of the Company's stock option plans. The number of options to be granted under these stock option plans are determined by the Administrators in their discretion.

  The purchase price of Common Stock subject to each option issued under this stock option plan will be determined by the Board of Directors or the Administrators, as the case may be, but in the case of an ISO may not be less than (i) the fair market value of the Common Stock subject to the option on the date of grant or (ii) in the case of an option granted to an employee who, at the time the option is granted, owns (within the meaning of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, 110% of the fair market value of the Common Stock subject to the option on the date of grant. Options under this stock option plan may be exercised in the manner and at such times fixed by the Board of Directors, but may not be exercised for a term of more than 10 years, or for a term of five years in the case of an employee who, at the time an ISO is granted, owns (within the meaning of the Code) more than 10% of the total combined voting power of all classes of stock of the Company. In no event may ISOs exercisable for stock having an aggregate fair market value determined on the date of grant of $100,000 (together with all ISOs granted under any other stock option) be granted which first become exercisable in any one calendar year. Options are not transferable except by will or intestacy on the death of the optionee. In general, ISOs terminate when an optionee ceases to be employed by the Company or within a specified period after the termination of such employment depending upon the reason for such termination. It is currently expected that option grants will be reviewed twice per year.


Employment Arrangements

  The Company entered into an employment agreement with Mr.
Robert L. Saxe which automatically renews itself for successive one-year terms unless either the Company or Mr. Saxe gives the other at least 10 days prior written notice of the intention not to renew the employment agreement. Pursuant to that agreement, Mr. Saxe received an annual base salary from the Company of $393,091 during 2007 and will receive an annual base salary of $402,132 through December 31, 2008. The Compensation Committee of the Board of Directors may, in its discretion, authorize a higher salary for Mr. Saxe. Pursuant to his employment agreement, Mr. Saxe has agreed not to compete with the Company for a period of two years following the termination of his employment thereunder. The Company maintains key-man life insurance on the life of Mr. Saxe in the amount of $500,000.

Compensation Committee Interlocks and Insider Participation

  In 2007, the Compensation Committee of our Board of Directors consisted solely of independent directors. None of our executive officers served as a director or member of the compensation committee of another entity which had an executive officer that served as a director or member of our Compensation Committee. No member of the Company's Compensation Committee is a current or former employee of the Company.

                    Compensation Committee Report

  The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

  The Compensation Committee of the Board of Directors of Research Frontiers Incorporated has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on its reviews and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

  This report is submitted on behalf of the Compensation Committee.

                                Members of the Compensation Committee
                                Victor F. Keen (Chairman)
                                Robert M. Budin
                                M. Philip Guthrie
                                Richard Hermon-Taylor

                Equity Compensation Plan Information

  The following table sets forth information as of December 31, 2007 with respect to shares of the Company's Common Stock that may be issued under the Company's existing Stock Option Plan, and any other equity that may be issued to officers or directors of, or consultants to, the Company.

                              Number of           Weighted       Number of
                              Securities to       Average        Securities
                              be Issued Upon      Exercise Price Remaining
                              Exercise of         of Outstading  Available
                              Outstanding Options Options and    for Future
Plan Category                 and Warrants        Warrants       Issuance

Equity compensation plans
approved by security holders       2,772,380        $12.28              0

Equity compensation plans not
approved by security holders (see
Notes 7(b)(ii) and (c) to the
Company's  12-31-07
financial statements)                220,250        $ 7.90              0

Total                              2,992,630        $11.96              0


                      Stock Price Performance

  The following table sets forth the range of the high and low selling prices (as provided by The Nasdaq Stock Market, Inc.) of the Company's common stock for each quarterly period within the past two fiscal years:

            Quarter Ended              Low           High

            March 31, 2006           $3.59          $6.32
            June 30, 2006             3.71           6.49
            September 30, 2006        4.00           5.25
            December 31, 2006         4.05           6.82
            March 31, 2007            4.93          12.33
            June 30, 2007             9.55          14.29
            September 30, 2007       10.00          15.64
            December 31, 2007         7.90          17.40

         These quotations may reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

 The following graph compares the total returns (assuming reinvestment of dividends) on $100 invested on December 31, 2002 in the Company's Common Stock (REFR), the NASDAQ Composite
(U.S.) Stock Index, and the NASDAQ Electronic Component Stock Index. The stock price performance shown on the graph below reflects historical data provided by The Nasdaq Stock Market, Inc. and is not necessarily indicative of future price performance.

[graph with the following data points]

Date   		  Index       Index     Index
	       U.S. NASDAQ Electronics  REFR

12/31/02	$100.00	     $100.00	$100.00
01/31/03	$98.92	     $99.73	$88.01
02/28/03	$100.31	     $107.11	$80.34
03/31/03	$100.60	     $102.09	$86.33
04/30/03	$109.74	     $116.30	$85.01
05/30/03	$119.38	     $132.62	$137.28
06/30/03	$121.29	     $131.61	$167.63
07/31/03	$129.65	     $150.21	$162.94
08/29/03	$135.30	     $164.98	$138.85
09/30/03	$133.54	     $159.93	$137.52
10/31/03	$144.30	     $183.62	$126.62
11/28/03	$146.43	     $194.16	$112.83
12/31/03	$149.52	     $192.44	$111.39
01/30/04	$153.95	     $196.90	$152.04
02/27/04	$151.06	     $186.50	$143.53
03/31/04	$148.48	     $178.04	$115.35
04/30/04	$143.56	     $161.02	$125.06
05/28/04	$148.33	     $176.16	$107.91
06/30/04	$152.89	     $176.11	$85.25
07/30/04	$141.22	     $153.01	$84.17
08/31/04	$137.76	     $137.29	$71.46
09/30/04	$141.87	     $134.93	$76.26
10/29/04	$147.62	     $145.32	$86.81
11/30/04	$156.72	     $147.52	$75.18
12/31/04	$162.72	     $152.19	$76.50
01/31/05	$154.25	     $141.79	$71.94
02/28/05	$153.38	     $145.81	$61.63
03/31/05	$149.47	     $142.42	$62.35
04/29/05	$144.04	     $137.19	$54.56
05/31/05	$155.17	     $154.87	$52.28
06/30/05	$154.54	     $150.97	$38.01
07/29/05	$164.41	     $157.80	$35.13
08/31/05	$161.80	     $151.92	$34.41
09/30/05	$161.93	     $150.40	$37.17
10/31/05	$159.85	     $142.13	$56.59
11/30/05	$168.57	     $155.79	$67.87
12/30/05	$166.18	     $150.79	$61.99
01/31/06	$173.52	     $157.23	$61.15
02/28/06	$171.79	     $158.69	$50.12
03/31/06	$176.27	     $161.80	$46.28
04/28/06	$174.88	     $162.18	$65.35
05/31/06	$164.33	     $146.24	$64.75
06/30/06	$164.33	     $144.40	$62.11
07/31/06	$158.06	     $133.25	$51.56
08/31/06	$165.08	     $149.93	$50.36
09/29/06	$170.77	     $153.87	$51.80
10/31/06	$179.13	     $159.15	$69.30
11/30/06	$183.81	     $169.30	$72.30
12/29/06	$182.57	     $165.77	$65.71
01/31/07	$186.14	     $164.34	$76.62
02/28/07	$182.33	     $163.71	$111.99
03/30/07	$182.84	     $158.46	$115.11
04/30/07	$190.77	     $170.23	$130.22
05/31/07	$196.62	     $172.43	$124.22
06/29/07	$195.88	     $179.75	$169.18
07/31/07	$191.16	     $182.04	$179.02
08/31/07	$194.94	     $193.67	$140.41
09/28/07	$202.10	     $199.46	$178.90
10/31/07	$213.04	     $202.34	$178.18
11/30/07	$198.36	     $184.72	$118.11
12/31/07	$197.98	     $185.85	$119.90


        2009 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

 Any stockholder who intends to present a proposal for action, including the nomination of a candidate for Director, at the Company's 2009 Annual Meeting of Stockholders, must comply with and meet the requirements of the Company's By-Laws and of Rule 14a-8 of the Securities and Exchange Commission. Rule 14a-8 requires, among other things, that any proposal be received by the Company at its principal executive office, 240 Crossways Park
Drive, Woodbury, New York 11797, Attention: Corporate Secretary, by December 31, 2008. Section 2.12 of the Company's By-Laws (a copy of which is available upon request) sets forth the procedures that must be followed with respect to stockholder nominations, which include a requirement that the person making the nomination be a stockholder of record at the time of giving notice for such stockholders meeting and who shall be entitled to vote for the election of directors at the meeting, and that such nomination be made pursuant to timely notice in proper written form to the Secretary of the Company. To be in proper written form, such notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are owned beneficially and of record by such person, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities
Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) any other information that is or would be required to be disclosed in a
Schedule 13D promulgated under the Securities Exchange Act of
1934 regardless of whether such person would otherwise be required to file a Schedule 13D, and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, as such stockholder, (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder, and (iii) a description of all arrangements or understandings between such stockholder and the person nominated by such stockholder, and any interest by such stockholder in the election of the person nominated by such stockholder, and any relationship between such stockholder and the person so nominated.
In addition, a person providing notice under this Section shall supplementally and promptly provide such other information as the Company otherwise requests. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.


   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

 Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates. All of these filing requirements were satisfied on a timely basis. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

                     GENERAL AND OTHER MATTERS

 Management knows of no matter other than the matters described above which will be presented to the meeting. However, if any other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them in accordance with his, her or their best judgment on such matters.

                          By Order of the Board of Directors


                          JOSEPH M. HARARY, Secretary

Woodbury, New York
April 30, 2008


THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007 INCLUDING FINANCIAL STATEMENTS AND ANY SCHEDULES THERETO (EXCEPT EXHIBITS), TO EACH OF THE COMPANY'S STOCKHOLDERS, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, ATTENTION: SECRETARY. REQUESTS FROM BENEFICIAL STOCKHOLDERS MUST SET FORTH A REPRESENTATION AS TO SUCH OWNERSHIP ON APRIL 18, 2008.

                                                          EXHIBIT A

             2008 EQUITY INCENTIVE PLAN
           OF RESEARCH FRONTIERS INCORPORATED

	1. Purpose. Types of Awards. The purpose of the 2008 Equity Incentive Plan of Research Frontiers Incorporated (the "Plan") is to afford an incentive to executive officers, other employees and non-employee directors and consultants of Research Frontiers Incorporated, a Delaware corporation (the "Company"), or any Subsidiary (as defined below), to acquire a proprietary interest in the Company, to continue as employees, non-employee directors or consultants (as the case may be), to increase their efforts on behalf of the Company and to promote the success of the Company's business. To further such purposes the Committee may grant stock options, stock appreciation rights, restricted stock and restricted stock units.

	2. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

	(a) "Agreement" shall mean an agreement entered into between the Company and a Grantee in connection with an award under the Plan.

	(b) "Board" shall mean the Board of Directors of the Company.

	(c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any reference to a section of the Code or regulation promulgated thereunder shall also refer to any successor of such section or regulation.

	(d) "Committee" shall mean a committee established by the Board to administer the Plan, and unless otherwise determined by the Board, shall be composed solely of two or more directors, each of whom shall qualify as (i) a "non-employee director" within the meaning of Section 16 of the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) of the Code and (iii) an independent director under the independence requirements of the stock exchange on which Common Stock is listed.

	(e) "Common Stock" shall mean shares of common stock, par value $.0001 per share, of the Company.

	(f) "Company" shall mean Research Frontiers Incorporated, a corporation organized under the laws of the State of Delaware, or any successor corporation.

	(g) "Disability" shall mean a Grantee's inability to perform his duties with the Company or any Subsidiary for more than six consecutive months by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

	(h) "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases, and any reference to a section of the Exchange Act or rule or regulation promulgated thereunder shall also refer to any successor of such section, rule or regulation.

	(i) "Fair Market Value" per share as of a particular date shall mean (i) the average high and low trading prices per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average high and low trading prices per share of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine, taking into account the requirements of Section 409A of the Code.

	(j) "Grantee" shall mean a person who receives a grant of Options, Stock Appreciation Rights, Restricted Stock or
Restricted Stock Units under the Plan.

	(k) "Incentive Stock Option" shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

	(1) "Insider" shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

	(m) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock. Options granted by the Committee to an employee Grantee pursuant to the Plan shall constitute either Incentive Stock Options or Nonqualified Stock Options. Options granted to any consultant or non-employee director shall be Nonqualified Stock Options.

	(n) "Option Price" shall mean the exercise price of an Option per share of Common Stock covered by the Option.

	(o) "Option Term" shall mean the period (determined at the Option's grant) from its date of grant to the last date on which it can be exercised. The Option Term of any Option shall not be longer than ten (10) years, except that in the case of any Incentive Stock Option granted to a Ten Percent Stockholder, the Option Term shall not be longer than five (5) years.

	(p) "Plan" means this 2008 Equity Incentive Plan of
Research Frontiers Incorporated, as amended from time to time.

	(q) "Restricted Stock" shall mean a grant of Common
Stock subject to forfeiture and transfer restrictions as provided in Section 10 hereof.

	(r) "Restricted Stock Unit" shall mean an award subject to the terms and conditions of Section 10 hereof which is settled (i) by the delivery of one share of Company Stock, (ii) in cash in an amount equal to the Fair Market Value of one share of Common
Stock or (iii) a combination thereof, as specified in the award or determined by the Committee.

	(s) "Retirement" shall mean a Grantee's retirement in accordance with the terms of any pension or retirement plan adopted by the Company (or any Subsidiary), if any, as the case may be, on or after the normal retirement date prescribed from time to time by the Company or such Subsidiary.

	(t) "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange
Commission under Section 16 of the Exchange Act, including any successor to such Rule.

	(u) "Stock Appreciation Right" shall mean the right granted under Section 9 hereof to be paid an amount measured by the appreciation in the Fair Market Value of Common Stock from the date of grant to the date of exercise of the right, with payment to be made in cash or Common Stock as specified in the award or determined by the Committee.

	(v) "Subsidiary" shall be as defined in Section 424(f) of the Code and shall include a subsidiary of any subsidiary.

	(w) "Ten Percent Stockholder" shall mean an employee Grantee who, at the time an Incentive Stock Option is granted to such Grantee, owns stock possessing more than ten percent
(10%) of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

	3. Administration. The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine the purchase price of the shares of Common Stock covered by each Option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

	The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan. The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others.
One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

	No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

	4. Eligibility. Awards may be granted to executive officers and other employees, including officers and directors who are employees, and to non-employee directors of and consultants to the Company or a Subsidiary, except as proscribed by the Exchange Act or the Code. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee may take into account the duties of the respective persons, their present and potential contributions to the success of the Company or a Subsidiary and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. The maximum aggregate number of shares of Common Stock that may be granted in the form of Options and Stock Appreciation
Rights to one Grantee in any calendar year shall be 350,000 shares, subject to adjustment as provided in Section 11 hereof.

	5. Stock. The maximum number of shares of Common
Stock reserved for the grant of awards under the Plan shall be 750,000 shares, subject to adjustment as provided in Section 11 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company. For purposes of this Section 5, where the exercise price of an Option is paid in Common Stock pursuant to Section 6(d) of the Plan, only the net number of additional shares issued and which remain outstanding in connection with such exercise shall be deemed "issued" for purposes of the Plan.

	If any outstanding award under the Plan should, for any reason expire, be canceled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right), without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan; provided, however, that, in the case of the cancellation or forfeiture of Restricted Stock with respect to which dividends have been paid or accrued, the number of shares with respect to such Restricted Stock shall not be available for subsequent grants hereunder unless, in the case of shares with respect to which dividends were accrued but unpaid, such dividends are also canceled or forfeited.

	6. Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the "Option
Agreement"), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement.

	(a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

	(b) Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock
Option and/or a Nonqualified Stock Option.

	(c) Option Price. Each Option Agreement shall state the Option Price, which shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock covered by the Option on the date of grant and shall not be less than the par value of a share of the Common Stock covered by the Option. The Option Price shall be subject to adjustment as provided in Section 11 hereof. The effective date as of which the Committee adopts a resolution expressly granting an Option or such later date as may be established by the Committee in accordance with applicable laws shall be considered the day on which such Option is granted. Notwithstanding the foregoing, the exercise price an option granted in assumption of, or in substitution for, an outstanding option previously granted by a company acquired by the Company (or a Subsidiary) or with which the Company (or a Subsidiary) combines shall not be subject to the requirements of this Section 6(c).

	(d) Medium and Time of Payment.  Payment of the Option
Price may be made (as determined by the Board) (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such Option Price, or, if permitted by the Committee: (iii) by promissory note issued by the Grantee in favor of the Company in an amount equal to such Option Price and payable on terms prescribed by the Committee and which provides for the payment of interest at a fair market rate, as determined by the Committee, (iv) by delivery (either by actual delivery or attestation) of capital stock to the Company having a fair market value (determined on the date of exercise) equal to the Option Price, (v) by agreeing with the Company to cancel a portion of the exercisable Options issued hereunder to such Grantee having a value (measured as the difference between the current Fair Market Value (determined on the date of exercise) and the Option Price of the Common Stock subject to such portion) equal to the Option Price, (vi) if there shall be a public market for the Common Stock at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Common Stock otherwise deliverable upon exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Option Price, or (vii) by any combination of the methods of payment described in (i) through (vi) above. Notwithstanding the foregoing, no "executive officer" as defined in Exchange Act shall be permitted to satisfy the Option Price by using a method of payment otherwise authorized under the Plan or Option Agreement if such method would constitute a personal loan under Section 13(k) of the Exchange Act. If an Option Agreement for a Grantee who is not an "executive officer" authorizes a method of payment that would constitute a personal loan under Section 13(k) of the Exchange Act and the Grantee subsequently becomes an "executive officer," then the payment method shall no longer be available to the Grantee and the Committee shall take whatever steps are necessary to make such payment method void as to such Grantee, including but not limited to requiring immediate payment of any note or loan previously obtained in connection with the Option.

	(e) Term and Exercisability of Options. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Each Option Agreement shall provide an Option
Term which shall be ten (10) years from the date of the grant of the Option, unless otherwise provided in Section 8(b) hereof or otherwise determined by the Committee. The Option Term shall be subject to earlier expiration as provided in Sections 6(f) and 6(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

	(f) Termination of Grantee's Employment or Consulting Relationship. Unless a different period is specified in the Option Agreement, in the event that the employment or consulting relationship of a Grantee shall terminate (other than by reason of death or Disability), all Options of such Grantee that are exercisable on the date of such termination shall continue to be exercisable for three months after the date of such termination. Notwithstanding the foregoing provisions of this Section 6(f), no Option may be exercised later than the expiration of its Option Term. Except as the Committee may otherwise determine, to the extent that any Option is not exercisable on the date of such termination of employment, the Option shall be forfeited.

	(g) Termination of Grantee's Employment or Consulting Relationship due to Death or Disability. Unless a different period is specified in the Option Agreement, if the Grantee shall die while employed by, or in a consulting relationship with the Company or a Subsidiary, or within three months after the date of termination of such Grantee's employment or consulting relationship (or within such different period as the Committee may have provided for exercise of the Grantee's Options after termination of the Grantee's employment or consulting relationship pursuant to Section 6(f) hereof), or if the Grantee's employment or consulting relationship shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent such Options are exercisable on the date the Grantee's employment or consulting relationship is terminated by such death or Disability) may be exercised by the Grantee or by the Grantee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of death or Disability of the Grantee, at any time within six months after the death or Disability of the Grantee. Except as the Committee may otherwise determine, to the extent that any Option is not exercisable on the date of such termination of employment or consulting relationship by reason of death or Disability, its Option Term shall expire on such date.

	(h) Other Provisions. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

	7. Nonqualified Stock Options. Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock
Options and shall be subject to only the general terms and conditions specified in Section 6 hereof. At the discretion of the Committee, the early termination provisions contained in
Section 6 hereof may be waived by the Committee as evidenced by their exclusion from any Option Agreement.

	8. Incentive Stock Options. Options granted pursuant to this
Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section
6 hereof.

	(a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this Plan (and all other plans of a Grantee's employer corporation and its parent and subsidiary corporations) become exercisable for the first time by the Grantee during any calendar year shall not exceed $100,000. To the extent that the grant of an Option results in the aggregate Fair Market Value (determined at the time of grant) of the Common Stock (or other capital stock of the Company or any Subsidiary) with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and Subsidiaries) to exceed $100,000, such Option shall be treated as a Nonqualified Stock Option to the extent of such excess. The provisions of this subsection shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant an Incentive Stock Option and a Nonqualified Stock Option concurrently under a single Option Agreement so long as each Option is clearly identified as to its status.

	(b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the
Option Price shall not be less than one-hundred-ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the Option Term shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

	(c) Disqualifying Dispositions of Incentive Stock Options. If Common Stock acquired upon exercise of any Incentive Stock Option is disposed of within two years following the date of grant or one year following the transfer of such shares upon exercise, the Grantee shall, promptly following such disposition notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.
	(d) Waiver of Early Termination Provisions. At the discretion of the Committee, the early termination provisions contained in Section 6 hereof may be waived by the Committee as evidenced by their exclusion from any Option Agreement; provided, however, a Grantee's failure to exercise an Incentive Stock Option while employed or within three months of the termination of such employment may prevent the Grantee from the favorable tax treatment accorded Incentive Stock Options.

	9. Stock Appreciation Rights. The Committee shall have authority to grant a Stock Appreciation Right to any eligible individual. A Stock Appreciation Right may be granted in conjunction with all or part of an Option granted under the Plan or without regard to any Option. A Stock Appreciation Right granted in conjunction with an Option shall, except as provided in this Section 9, be subject to the same terms and conditions as the related Option. Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall time to time approve.

	(a) Time of Grant. A Stock Appreciation Right granted in conjunction with an Option may be granted either at the time of grant of the Option, or at any time thereafter during the term of the Option; provided, however, that Stock Appreciation Rights related to Incentive Stock Options may only be granted at the time of grant of the related Option.

	(b) Payment. A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d) hereof.

	(c) Exercise. A Stock Appreciation Right not granted in conjunction with an Option shall be exercisable at such time or times and subject to such terms and conditions as provided in the applicable Agreement. A Stock Appreciation Right granted in conjunction with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

	(d) Amount Payable. Upon the exercise of a Stock Appreciation Right, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the Fair Market Value of a share of Common Stock on the date of the grant of such Stock Appreciation Right, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit at the time it is granted.

	(e) Treatment of Related Options and Stock Appreciation Rights upon Exercise. Upon the exercise of a Stock Appreciation Right granted in conjunction with an Option, the related Option shall be canceled to the extent of the number of shares of Common Stock as to which the Stock Appreciation Right is exercised and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

	(f) Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Option Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

	(g) Form of Payment. Payment of the amount determined under Section 9(d) hereof, may be made solely in whole shares of Common Stock in a number determined based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Common Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Common
Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash. Notwithstanding the foregoing, to the extent required by Rule 16b-3 no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Section 9(d) to an Insider, unless the exercise of such Stock Appreciation Right is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings.

	(h) Rights with respect to Stock Appreciation Rights. A holder of Stock Appreciation Rights shall have no rights other than those of a general creditor of the Company. Stock
Appreciation Rights represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Agreement.

	10. Restricted Stock and Restricted Stock Units. The Committee may award shares of Restricted Stock and Restricted Stock Units to any eligible person. Each award of Restricted Stock and Restricted Stock Units under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

	(a) Provisions Applicable to Restricted Stock.

	(i) Number of Shares. Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

	(ii) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may also impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

	(iii) Forfeiture. Subject to such exceptions as may be determined by the Committee, if the Grantee's employment or consulting relationship with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Subsidiary at no cost to the Company or Subsidiary.

	(iv) Ownership. During the Restricted Period, the
Grantee shall possess all incidents of ownership of such shares, subject to Section 10(a)(ii) hereof, including the right to receive dividends with respect to such shares and to vote such shares.

	(v) Accelerated Lapse of Restrictions. The Committee shall have the authority (and the Agreement may, but need not, so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all the shares of Restricted Stock awarded as the Committee shall deem appropriate.

	(b) Provisions Applicable to Restricted Stock Units.

	(i) Number of Restricted Stock Units. Each Agreement shall state the number of Restricted Stock Units to be subject to an award.

	(ii) Vesting. Restricted Stock Units may be subject to the satisfaction of such conditions and restrictions (such as a condition of continued employment or the satisfaction of performance criteria) as the Committee shall determine on the date on which the award is granted and contained in the applicable Agreement.

	(iii) Forfeiture. Subject to such exceptions as may be determined by the Committee, if the Grantee's employment or consulting relationship with the Company or any Subsidiary shall terminate for any reason prior to the satisfaction of the conditions and restrictions on a Restricted Stock Unit, the Restricted Stock Unit shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a Subsidiary at no cost to the Company or Subsidiary.

	(iv) Rights with respect to Restricted Stock Units. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Agreement.

	(v) Delivery of Shares or Payment. Except as otherwise provided in the Plan or in the applicable Agreement, the Company shall deliver to the holder of a Restricted Stock
Unit shares of Common Stock or cash, as the case may be, within 30 days after the conditions and restrictions with respect to such Restricted Stock Unit have been satisfied.

	(vi) Accelerated Lapse of Conditions and Restrictions. The Committee shall have the authority (and the applicable Agreement may, but need not, so provide) to cancel all or any portion of any outstanding conditions or restrictions prior to their satisfaction with respect to any or all Restricted Stock Units awarded as the Committee shall deem appropriate.

	11. Effect of Certain Changes. In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the number of shares of Common Stock available for awards, the number of such shares covered by outstanding awards, and the price per share of Options or the applicable market value of Stock Appreciation Rights shall be equitably adjusted by the Committee to reflect such event and preserve, without dilution or enhancement, the value of such awards;
provided, however, that any fractional shares resulting from such adjustment shall be eliminated. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, a Grantee shall at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise or vesting, as the case may be, of his award the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his award and that his award shall have been fully vested and/or exercised at the time of such event; provided, however, that in any of such events the Committee shall have the discretionary power to take any action necessary or appropriate to prevent Incentive Stock Options granted hereunder from being disqualified as Incentive Stock
Options and to prevent any award being subject to an excise tax under Section 409A of the Code. Any adjustment under this
Section 11 shall apply proportionately to only the unexercised portion of any award granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

	12. Surrender and Exchange of Awards. The Committee may, subject to shareholder approval as described below, permit the voluntary surrender of all or a portion of any Option granted under the Plan to an employee or any option granted under any other plan, program or arrangement of the Company or any Subsidiary ("Surrendered Option"), to be conditioned upon the granting to the employee Grantee of a new Option for the same number of shares of Common Stock as the Surrendered Option, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Grantee. Subject to the provisions of the Plan, such new Option may be an Incentive Stock Option or a Nonqualified Stock Option and shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. The Committee may also grant Restricted Stock in exchange for Surrendered Options to any holder of such Surrendered Option. Notwithstanding anything herein to the contrary, without the prior approval of the Company's shareholders, Options issued under the Plan will not be repriced, replaced or regranted through cancellation, or by lowering the exercise price of a previously granted Option.

	13. Period During Which Awards May Be Granted. Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

	14. Nontransferability of Awards. Unless otherwise agreed to by the Company, Awards granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian or legal representative. No award granted under the Plan shall be subject to execution, attachment or other process.

	15. Approval of Shareholders. The Plan shall take effect as of the date determined by the Board in its adoption of the Plan but the Plan (and any grants of awards made prior to the shareholder approval described in this sentence shall be subject to the approval of the holder(s) of a majority of the shares of voting securities of the Company present, or represented, and entitled to vote at the Company's next Annual Meeting of Stockholders, which approval must occur within twelve months of the date the Plan is adopted by the Board.

	16. Agreement by Employee Grantee Regarding
Withholding Taxes. If the Committee shall so require, as a condition of exercise of an Option or Stock Appreciation Right, the expiration of the Restricted Period or the payment with respect to a Restricted Stock Unit (each a "Tax Event"), each employee Grantee shall agree that, no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that an employee Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of Common Stock.

	17. Amendment and Termination of the Plan.

	(a) The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 11 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained.

	(b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with applicable state law.

	(c) The Board of the Company may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not (i) modify or amend the Plan in any way that would disqualify any Option issued pursuant to the Plan as an Incentive Stock Option, or (ii) without approval by the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with applicable state law increase (except as provided by Section 11) the maximum number of Common
Shares as to which awards may be granted under the Plan or change the class of persons eligible to receive an award under the Plan.

	(d) Subject to Section 25(b) hereof, no termination, modification or amendment of the Plan may adversely affect the rights conferred by any awards without the consent of the Grantee thereof.

	18. Rights as a Shareholder. Except as provided in Section 10(a)(iv) hereof, a Grantee of an award (or any individual acquiring rights under such award from the Grantee) shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate for such shares to the Grantee (or such individual). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11 hereof.

	19. No Rights to Employment. Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or applicable Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment or retention as a consultant. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, the Company or any Subsidiary.

	20. Beneficiary. A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

	21. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

	22. Effective Date and Duration of the Plan. This Plan shall be effective as of the date determined by the Company, subject to the approval of the Plan by the stockholders of the Company, and shall terminate on the tenth anniversary of such date, unless earlier terminated pursuant to Section 17 hereof. No awards shall be granted after the termination of the Plan.

	23. Leave of Absence. For purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the United States or any state government) shall be considered as remaining in the employ of the Company or of a Subsidiary, if any, for 90 days or such longer period as shall be determined by the Committee.

	24.  Further Conditions of Exercise.

	(a) Unless prior to the exercise of an award, the Common Stock issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended
(the "Securities Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act, the acceptance of such award and the notice of exercise with respect to such award shall be accompanied by a representation or agreement deemed hereunder to have been made by the Grantee to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

	(b) Anything in subsection (a) of this Section 24 to the contrary notwithstanding, the Company shall not be obligated to issue or sell any Common Stock until they have been listed on each securities exchange on which the Common Stock may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

	25.  Construction.

	(a) Section 16. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

	(b) Code Section 409A. The provisions of the Plan and Agreements are intended to either avoid the application of
Section 409A of the Code or to comply with such section, and the provisions of the Plan and Agreements shall be interpreted in a manner consistent with such intentions. If an award under the Plan is subject to Section 409A, then if, at the time a Grantee is separated from service (within the meaning of Section 409A), the Grantee shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and the payment of such award is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under such section, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period (or upon the Grantee's death, if earlier). Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in an applicable Agreement. Notwithstanding any provision of the Plan or an applicable Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to the Plan and/or an Agreement as the Company reasonably deems necessary or desirable to avoid or reduce the imposition of taxes and penalties that may arise in connection with awards under the Plan (including any taxes arising under Section 409A). The Company, its officers and directors, and members of the Committee shall have no obligation to indemnify or otherwise hold any Grantee harmless from any or all of such taxes or penalties.

	26. Reductions and Claw Backs. The Committee may specify in an Agreement that the Grantee's rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specific events, in addition to any other applicable vesting or performance conditions of an award. Such events shall include, but not be limited to, termination of employment for cause, material violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Grantee, or other conduct by the Grantee that is detrimental to the business or reputation of the Company.

                        [PROXY CARD - FRONT]

PROXY                RESEARCH FRONTIERS INCORPORATED
         240 Crossways Park Drive, Woodbury, New York 11797-2033
                   THIS PROXY IS SOLICITED ON BEHALF OF
                          THE BOARD OF DIRECTORS
              ANNUAL MEETING OF STOCKHOLDERS - June 12, 2008

 The undersigned hereby appoints Robert L. Saxe and Joseph M.
Harary, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to attend and to represent the undersigned at the Annual Meeting of Stockholders of Research Frontiers Incorporated to be held on June 12, 2008, and at any adjournments thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on the reverse side hereof. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.


Dated:______________________________________________, 2008


________________________________________________________

__________________________________________________________
      Please sign exactly as name appears above. For joint accounts, each joint owner must sign. Please give full title if signing in a representative capacity.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

                           [PROXY CARD - BACK]


1.    ELECTION OF CLASS III DIRECTORS

 NOMINEES: Robert L. Saxe and Robert M. Budin.

  [ ]  FOR ALL nominees listed above.

  [ ]  FOR ALL nominees listed above
  EXCEPT:_________________________________________

 (Instruction: To withhold authority to vote on any individual nominee, write the name in the space at the right.)

  [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

2. RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

  [ ]  FOR RATIFICATION [ ] AGAINST RATIFICATION [ ] ABSTAIN


3.    ADOPTION OF THE COMPANY'S 2008 EQUITY INCENTIVE PLAN.

  [ ]  FOR ADOPTION   [ ]  AGAINST ADOPTION   [ ]  ABSTAIN

4. ADOPTION OF PROPOSAL BY A SHAREHOLDER OF THE COMPANY REGARDING THE REPORTING OF CERTAIN PRODUCTION AND SALES INFORMATION OF THIRD PARTIES.

  [ ]  FOR ADOPTION   [ ]  AGAINST ADOPTION   [ ]  ABSTAIN

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE  AGAINST THIS PROPOSAL 4.

5. In their discretion, upon such other matters as may properly come before the meeting. If no specification is made, this proxy will be voted FOR the nominee listed above and FOR APPROVAL of Proposals 2 and 3, and AGAINST approval of Proposal 4.

Please indicate whether or not you plan to attend the Annual Meeting on Thursday, June 12, 2008.

                          Yes  [   ]          No  [   ]